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                                                                    Exhibit 4.4


                              DJ ORTHOPEDICS, INC.


                        2001 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
           (As Adopted by the Board of Directors on November 6, 2001
          and the Sole Stockholder of the Company on November 6, 2001)

       1. ESTABLISHMENT OF PLAN.

              dj Orthopedics, Inc. (the "COMPANY") proposes to grant options to purchase shares of common stock, par value $0.01 per share, of the Company ("COMMON STOCK") to eligible employees of the Company and its Designated Subsidiaries pursuant to this 2001 Employee Stock Purchase Plan (this "PLAN"). For purposes of this Plan, the terms "PARENT CORPORATION" and "SUBSIDIARY" shall have the same meanings as "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). The term "DESIGNATED SUBSIDIARIES" means Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "BOARD") designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "EMPLOYEE STOCK PURCHASE PLAN" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 1,000,000 shares of Common Stock (without making any adjustment under this Plan or otherwise for any stock split, stock dividend or similar recapitalization event occurring prior to the First Offering Date (as defined in SECTION 5)) is reserved for issuance under this Plan. In addition, on each January 1, commencing on January 1, 2003, the aggregate number of shares of Common Stock reserved for issuance under this Plan shall be increased automatically by a number of shares equal to 1.0% of the total number of outstanding shares of Common Stock on the immediately preceding December 31; PROVIDED, that the Board or the Committee (as defined in SECTION 3) may in its sole discretion reduce the amount of the increase in any particular year; and, PROVIDED, FURTHER, that the aggregate number of shares issued over the term of this Plan shall not exceed 5,000,000 shares of Common Stock. Such number shall be subject to adjustments effected in accordance with SECTION 14.

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       2. PURPOSE.

              The purpose of this Plan is to provide eligible employees of the Company and Designated Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Designated Subsidiaries, and to provide an incentive for continued employment with the Company and the Designated Subsidiaries.

       3. ADMINISTRATION.

              This Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

       4. ELIGIBILITY.

              Any employee of the Company or the Designated Subsidiaries is eligible to participate in an Offering Period (as defined in SECTION 5) under this Plan except the following: (a) employees who are not employed by the Company or a Designated Subsidiary prior to the beginning of such Offering Period or prior to such other date as specified by the Committee; (b) employees who are customarily employed for less than twenty (20) hours per week; (c) employees who are customarily employed for five (5) months or less in a calendar year; (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Designated Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold


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options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Designated Subsidiaries; and (e) individuals who provide services to the Company or any of its Designated Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes. Notwithstanding anything contained herein to the contrary, an employee of the Company or the Designated Subsidiaries may not participate in more than one Offering Period at a time.

       5. OFFERING DATES.

              The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of twenty-four (24) months duration commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year; PROVIDED, HOWEVER, that the first such Offering Period shall commence on the first Business Day on which price quotations for the Company's Common Stock are reported on the national securities exchange or national market system on which the Company's Common Stock shall first be listed, admitted to trading or traded (the "FIRST OFFERING DATE") and shall end on December 31, 2003. Each Offering Period shall consist of four (4) consecutive Purchase Periods (individually, a "PURCHASE PERIOD") during which payroll deductions of the participants are accumulated under this Plan. Except for the first Purchase Period of the first Offering Period, each Purchase Period shall be of six months duration. The first Purchase Period of the first Offering Period shall begin on the First Offering Date and end on June 30, 2002, and the remaining three (3) Purchase Periods of such Offering Period shall respectively consist of the three six-month periods following consecutively thereafter. The first Business Day of each Offering Period is referred to as the "OFFERING DATE". The last Business Day of each Purchase Period is referred to as the "PURCHASE DATE". The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee. For purposes of this Plan, the term "BUSINESS DAY" means any day, other than a Saturday, Sunday or a day on which banking institutions in the States of California and New York are authorized or obligated by law or executive order to close.


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       6. PARTICIPATION IN THIS PLAN.

              Eligible employees may become participants in an Offering Period under this Plan on the Offering Date of such Offering Period, after satisfying the eligibility requirements to participate in such Offering Period as set forth in this Plan, by delivering a subscription agreement, substantially in the form attached hereto as EXHIBIT A, to the Company prior to such Offering Date, or such other date as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for delivering the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such Offering Date, or such other date as specified by the Committee, shall not participate in that Offering Period unless such employee enrolls in this Plan by delivering a subscription agreement to the Company prior to such later time as may be set by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the then current Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in SECTION 11. Such participant is not required to deliver any additional subscription agreement in order to continue participation in this Plan.

       7. GRANT OF OPTION ON OFFERING DATE.

              Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date of such Offering Period up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on such Purchase Date (but in no event less than the par value of a share of the Company's Common Stock); PROVIDED, HOWEVER, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this


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Plan shall not exceed the maximum number of shares set by the Committee pursuant to SECTION 10 with respect to the applicable Purchase Date. The Fair Market
Value of a share of the Company's Common Stock shall be determined as provided in SECTION 8.

       8. PURCHASE PRICE.

              The purchase price per share at which a share of Common Stock will be sold on each Purchase Date of any Offering Period shall be eighty-five percent (85%) of the lesser of (x) the Fair Market Value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock) or (y) the Fair Market Value of a share of the Company's Common Stock on such Purchase Date (but in no event less than the par value of a share of the Company's Common Stock). For purposes of this Plan, the term "FAIR MARKET VALUE" means, on any date, for any security,
(i) if such security is of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the closing sale price on such date or, if no such sale takes place on such date, the average of the closing bid and ask prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such securities are then listed, admitted to trading or traded, (ii) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, or else if no closing sale price or closing bid and ask prices thereof are then so reported by any such exchange or system, the average of the reported closing bid and ask prices for such security in the over-the-counter market on such date as shown by the National Association of Securities Dealers, Inc. automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (iii) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, or else if no closing sale price or closing bid and ask prices thereof are then so reported by such exchange or system, or else if no closing bid and ask prices thereof are then so quoted or published in the over-the-counter market, the fair value of such security on such date, which shall be determined in good faith by the Board; PROVIDED, HOWEVER, that, the Fair Market Value of a share of the Company's Common


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Stock on the First Offering Date shall be the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement on Form S-1, as amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT").

       9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

              (a) The purchase price of the shares of Common Stock which will be sold upon the exercise of any option granted under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made as a percentage of the participant's Compensation in whole one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. The term "COMPENSATION" shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, PROVIDED, HOWEVER, that for purposes of determining a participant's Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

              (b) A participant may increase or decrease the rate of such payroll deductions by filing with the Company a new authorization for payroll deductions at any time prior to the commencement of an Offering Period or during an Offering Period (or on or prior to such dates prior to or during such Offering Period as may be specified by the Committee), in which case the new rate shall become effective for the next payroll period commencing after the Company's receipt of the authorization and shall continue for the remainder of the Offering Period. Not more than one (1) such change in the rate of payroll deductions may be made effective prior to the commencement of an Offering Period or during any Purchase Period of an Offering Period, unless otherwise specified by the Committee.

              (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll


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deductions. Such reduction shall be effective beginning with the next payroll period after the Company's receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with SECTION 9(F). A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

              (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and SECTIONS 4 and 10(A), a participant's payroll deduction percentage may be decreased to zero at any time during an Offering Period. The payroll deductions of a participant in an Offering Period under this Plan who is subject to any such suspension pursuant to this SECTION 9(D) shall automatically resume at the rate immediately in effect prior to any such suspension, beginning at such time when such suspension is no longer necessary to comply with Section 423(b)(8) of the Code or SECTION 4, SECTION 10(A) or any other applicable provision of this Plan, unless the participant has terminated his or her participation in such Offering Period or increased or decreased his or her rate of payroll deductions in accordance with this SECTION 9, in which case such new rate shall be applicable, subject to the further limitations of this Plan.

              (e) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

              (f) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before any such Purchase Date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per


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share shall be as specified in SECTION 8. Any cash remaining in a participant's account after such purchase of shares shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, shares will be issued PRO RATA in accordance with SECTION 10(C) and all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

              (g) At the time any option granted under this Plan is exercised, in whole or in part, or at the time some or all of the Common Stock purchased upon the exercise of any option granted under this Plan is disposed of, the participant to whom such option was granted shall make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the participant.

              (h) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased upon the exercise of his or her option.

              (i) During a participant's lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

              (j) No option granted pursuant to this Plan shall be exercisable after the expiration of the term provided for in Section 423(b)(7) of the Code.

       10. LIMITATIONS ON SHARES TO BE PURCHASED.

              (a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock


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purchase plans of the Company or any Subsidiary, exceeds $25,000 in Fair Market
Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

              (b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) of Common Stock in the aggregate on any single Purchase Date with respect to any Offering Period. Prior to the commencement of any Offering Period, or prior to such date as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the "MAXIMUM SHARE AMOUNT"). The Maximum Share Amount shall be that number of shares of Common Stock as may be purchased under this Plan in accordance with SECTION 10(A) (or such other Maximum Share Amount of a lesser amount as may be determined by the Committee). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

              (c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a PRO RATA allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected.

              (d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this SECTION 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.


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       11. WITHDRAWAL.

              (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect, which shall be substantially in the form attached hereto as EXHIBIT B. Such withdrawal may be affected at any time prior to the end of an Offering Period, or such other date as specified by the Committee.

              (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by delivering a new authorization for payroll deductions in the same manner as set forth in SECTION 6 for initial participation in this Plan.

              (c) If the Fair Market Value of a share of Common Stock on any Purchase Date of an Offering Period is less than the Fair Market Value of a share of Common Stock on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the purchase of shares of Common Stock on such Purchase Date pursuant to the options granted hereunder, to the extent such options are exercisable on such Purchase Date, and (ii) be enrolled in the Offering Period commencing on or immediately after such Purchase Date.

       12. TERMINATION OF EMPLOYMENT.

              Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Designated Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this SECTION 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Committee;


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PROVIDED, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

       13. RETURN OF PAYROLL DEDUCTIONS.

              In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

       14. CAPITAL CHANGES.

              (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split , reverse stock split, the payment of a stock dividend (but only on the Common Stock), combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock, in each case effected on or after the First Offering Date without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "EFFECTED WITHOUT RECEIPT OF ANY CONSIDERATION." Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

              (b) In the event of the proposed dissolution or liquidation of the Company on or after the First Offering Date, the Offering Period will terminate immediately prior to the


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consummation of such proposed action, unless otherwise provided by the
Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, this Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation's stock on each Purchase Date, unless otherwise provided by the Committee.

              (c) The Committee may, if it so determines in the exercise of its sole discretion, also make provision on or after the First Offering Date for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

       15. NONASSIGNABILITY.

              Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent


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and distribution or as provided in SECTION 22) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

       16. REPORTS.

              Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

       17. NOTICE OF DISPOSITION.

              Each participant shall notify the Company in writing within thirty
(30) days after the disposition if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

       18. NO RIGHTS TO CONTINUED EMPLOYMENT.

              Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Designated Subsidiary, or restrict the right of the Company or any Designated Subsidiary to terminate such employee's employment.

       19. EQUAL RIGHTS AND PRIVILEGES.

              All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "EMPLOYEE STOCK PURCHASE PLAN" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of


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this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This
SECTION 19 shall take precedence over all other provisions in this Plan.

       20. NOTICES.

              All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

       21. TERM; STOCKHOLDER APPROVAL.

              After this Plan is adopted by the Board, this Plan will become effective on the First Offering Date (as defined in SECTION 5). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

       22. DESIGNATION OF BENEFICIARY.

              (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

              (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary


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validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

       23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

              Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       24. APPLICABLE LAW.

              This Plan will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

       25. AMENDMENT OR TERMINATION OF THIS PLAN.

              The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination may not affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with SECTION 21 within twelve (12) months of the adoption of such amendment (or earlier if required by SECTION 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rule or provision), the Company shall obtain stockholder approval in such manner and to such a degree as is so required. Notwithstanding the foregoing, the Board may make such amendments to this Plan as the Board determines to be advisable, if the continuation of this Plan or any Offering Period would result in financial accounting treatment for this Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

       26. ADDITIONAL RESTRICTIONS OF RULE 16B-3.

              The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

EXHIBIT A


                              dj Orthopedics, Inc.


2001 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

       Original Application                         Enrollment Date:
-----                                                                -----
       Change in Payroll Deduction Percentage
-----
       Change of Beneficiaries
-----


       1. ______________ hereby elects to participate in the 2001 Employee Stock Purchase Plan (the "EMPLOYEE STOCK PURCHASE PLAN") of dj Orthopedics, Inc. (the "COMPANY"), commencing with the Offering Period beginning on _________ __, _____ (the "INITIAL OFFERING PERIOD"), and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Employee Stock Purchase Plan.

       2. I hereby authorize payroll deductions from each paycheck in the amount of __% of my Compensation on each payday (from 1% to 15%), commencing with the Initial Offering Period, in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted).

       3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option to purchase shares of Common Stock.

       4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to its terms and conditions. I understand that my ability to exercise the option under the Employee Stock Purchase Plan is subject to stockholder approval of the Employee Stock Purchase Plan.

       5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (employee or employee and spouse only):


              -------------------------------


              -------------------------------

       6. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Offering Date of the Offering Period during which I purchased such shares or within one (1) year after the Purchase Date on which I purchased such shares, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the amount received by me from such disposition over the price that I paid for the shares. If I dispose of such shares at any time after expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received ordinary income only to the extent of an amount equal to the lesser of (i) the amount, if any, that the Fair Market Value of the Common Stock on the Offering Date exceeds my purchase price, or (ii) the amount, if any, by which the Common Stock's Fair Market Value at the time of disposition exceeds my purchase price. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I understand that this tax summary is only a summary and is subject to change. I FURTHER UNDERSTAND THAT I SHOULD CONSULT A TAX ADVISOR CONCERNING THE TAX IMPLICATIONS OF THE PURCHASE AND SALE OF STOCK UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

       7. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares if I dispose of any of the shares purchased in any Offering Period pursuant to the Employee Stock Purchase Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of shares.

       8. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation, including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of shares by me.

       9. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

       10. In the event of my death, I hereby designate the following as my beneficiaries to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME:         (Please print)
----                                    ----------------------------------------
                                        (First)         (Middle)         (Last)



----------------------------------      ----------------------------------------
(Relationship)                          (Address)



EMPLOYEE'S SOCIAL SECURITY NUMBER:
                                        ----------------------------------------


EMPLOYEE'S ADDRESS:
                                        ----------------------------------------


                                        ----------------------------------------


          I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN
              EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS
                               TERMINATED BY ME.


Dated:
       ---------------------------      ----------------------------------------
                                        Signature of Employee




                                        ----------------------------------------
                                        Signature of Spouse (necessary if
                                        beneficiary is not spouse)



                                        ----------------------------------------
                                        (Print name)

EXHIBIT B


                              dj Orthopedics, Inc.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

       The undersigned hereby elects to withdraw his or her participation in the 2001 Employee Stock Purchase Plan (the "PLAN") of dj Orthopedics, Inc. (the "COMPANY") for the Offering Period that began on ____________ ___, _______. The undersigned hereby directs the Company to pay to him or her as promptly as practicable all the payroll deductions credited to his or her account under the Plan with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period shall be automatically terminated. The undersigned also understands and agrees that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement, subject to the further terms and conditions of the Plan.


Dated:
      ---------------------------       ----------------------------------------
                                        Signature of Participant


                                        NAME AND ADDRESS OF PARTICIPANT:


                                        ----------------------------------------


                                        ----------------------------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Social Security Number of Participant